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                                                        EXHIBIT E

                                Expiration
Unit                Rent (b)       Date      Option
- ----                --------    ----------   ------

Riverdale           $ 90,000      7-1-00     None
Fairview (Chicopee)   62,000      7-1-15     To be negotiated (a)
Boston Rd.           100,000      7-1-15     To be negotiated (a)
Enfield St.           62,000      7-1-15     To be negotiated (a)
Webster Sq.           66,000      5-1-08     None
Wethersfield          90,000      3-1-98     One 5-yr.
Lincoln Plaza         62,000      4-5-96     Two 10-yr.
Vernon                72,000     7-30-95     Two 5-yr.
Westfield            115,000      7-1-15     To be negotiated (a)
Allen & Cooley        66,000      7-1-15     To be negotiated (a)
Westboro              62,000      7-1-96     One 15-yr.
Northampton           60,000    10-31-01     None
Auburn               116,000      7-1-15     To be negotiated (a)
Hazard Ave.          115,000      7-1-15     To be negotiated (a)
Avon                  70,000      9-1-04     Two 5-yr.
Greenfield            72,000      3-1-09     Three 5-yr.

(a) These properties are currently owned by Abdow's Corporation and/or an affiliated party. Options to renew and rights of first opportunity to purchase for properties owned by Abdow's and/or its affiliates are to be negotiated. Other properties are currently leased by Abdow's from third parties. These properties will be sub-leased by Abdow's to ELXSI at the same lease terms that are currently in place, except as to rents, which shall reflect the schedule outlined above.

(b) The rents outlined above shall be increased by 5% every five years.